UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Hasbro, Inc.
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On May 31, 2022, Hasbro, Inc. (“Hasbro”) issued the following press release in connection with Hasbro’s 2022 annual meeting of shareholders, which contains a copy of a letter to shareholders issued by Hasbro’s Board of Directors.

Hasbro Board of Directors Issues Letter to Shareholders

Shareholders Urged to Vote FOR ALL of Hasbro’s Highly Qualified Directors on the WHITE Proxy Card

PAWTUCKET, R.I.-- Hasbro, Inc. (NASDAQ: HAS) (“Hasbro” or the “Company”), a global play and entertainment company, today issued the following letter to Hasbro shareholders in connection with the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) to be held on June 8, 2022.

For information about the 2022 Annual Meeting, please visit: www.HasbroGamePlan.com.

The full text of the letter follows.

May 31, 2022

Dear Fellow Shareholder,

As we approach the last few days leading up to Hasbro’s Annual Meeting of Shareholders, taking place June 8, 2022, we ask you to vote the WHITE proxy card and “FOR ALL” the nominees proposed by the Hasbro Board.

We thank all of our shareholders who have spoken with us and shared their perspectives over these last several months, as we have solicited your views and sought your support. We have heard your concerns and taken them onboard, and from that perspective, this process has been impactful and valuable.

With our newly appointed CEO, Chris Cocks, we are charting Hasbro’s next chapter of growth and success. Chris, together with Liz Hamren and Blake Jorgensen – each of whom have joined the Board in the last couple of months – bring depth of expertise, talent and informed points of view about our business. They have been change agents with a track record of delivering value. Their new perspective, combined with the depth of experience of our other board members, provide the right combination of skills and experience, and also stability and context, to position Hasbro to deliver long-term value and returns for our shareholders.

We acknowledge that our total shareholder returns (TSR) have trailed the broader market, and we know that we have room for improvement. We are committed to disciplined capital allocation, strong corporate governance and advising and supporting Chris as he conducts his full assessment of our business and implements his vision for Hasbro and the Company’s future strategies, with the fundamental goal of delivering strong shareholder returns. That is our focus.

Our promise to each of our shareholders is to continue to listen actively and be responsive to your feedback, critiques and ideas. We have been through a challenging period, starting with the headwinds of COVID-19 and then the untimely loss of a transformative leader. Throughout, our Board has sought to be worthy stewards and fulfill its responsibilities regarding capital allocation, the balance sheet and returns to shareholders. We have made strategic capital allocation decisions like divesting the eOne music business, which de-levered our balance sheet, announced share repurchases of $75-150 million for 2022, and increased our quarterly dividend, which we raised by three percent this year alone. Over the last five years, we have returned over $2.1 billion to shareholders through dividends and share repurchases, and we have done this all while paying down over $1 billion of debt in 2021, even during the difficulties posed by the pandemic on production and the supply chain. As we said before, capital allocation, including strategic investments and returning excess cash to shareholders, while we continue to grow and pay down debt, is a priority as we support Chris in the development of his plan.

As you may have seen, both of the leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”), recently recommended Hasbro shareholders vote on the WHITE proxy card and that shareholders should not support Alta Fox’s campaign.

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Glass Lewis recommended a vote FOR ALL of Hasbro’s director nominees, expressing strong support for our Board slate and corporate strategy while highlighting a number of weaknesses in Alta Fox’s campaign and dissident nominees, including that Glass Lewis believes “Alta Fox’s nominees lack relevant experience for Hasbro’s business model and strategy,” and that “it’s important for investors to remember that Alta Fox assembled its slate with the intention of pushing Hasbro to effect a spin-off [of its Wizards of the Coast business],” which our analysis concluded would not create value for shareholders. We could not agree more with Glass Lewis that “the caliber of Hasbro’s recent director appointments is unmatched on the Dissident’s slate.”

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We have also received a positive recommendation from ISS who recommended shareholders vote on Hasbro’s WHITE proxy card by stating “the recent TSR outperformance, the appointment of Cocks as CEO, who has been on the job for less than 100 days, and the addition of directors with much needed gaming expertise, have reduced the urgency for significant change at the board level in the near term.” We appreciate that support while also respectfully disagreeing with ISS’s recommendation to withhold votes for Hasbro director Edward (Ted) Philip. Ted brings significant knowledge of entertainment, digital and technology focused industries, in addition to decades of experience operating, managing and overseeing the finances of large multinational corporations that will help Chris execute the Company’s business review and transformation. As Chris has noted many times, Ted was instrumental to him as a Board member while Chris was President of Wizards of the Coast, pushing Chris to ‘Go Big’ in his aspirations, while also supporting these plans through significant financial investments in Wizards. In light of Ted’s strong track record as a Board member, we encourage shareholders to vote FOR Ted Philip, along with our other directors on the WHITE proxy card.

We note that following the issuance of these reports, Alta Fox has again decided to change course on its campaign, narrowing its board nominees to Marcelo Fischer and removing Rani Hublou and Carolyn Johnson from its slate just days before the scheduled Annual Meeting vote. Shareholders should question the lack of focus in Alta Fox’s campaign and lack of clarity around its thesis, which it has changed each time an independent and/or third party does not support Alta Fox’s position. This type of 11th hour flip-flop reflects a highly inconsistent and fundamentally weak set of conclusions underlying its campaign. At the end of the day, it is clear that Alta Fox is looking for a win for Alta Fox, not for all Hasbro Shareholders.

Shareholders should also question Alta Fox’s continued efforts to elect Mr. Fischer – who Glass Lewis has called a “spin off specialist,” and who would only serve to disrupt the Company from its go-forward strategy and push a spin-off proposal that would not deliver value to shareholders. We continue to believe that Mr. Fischer would not add value to the Board given he primarily brings legacy telecommunications and personal care experience – neither of which are relevant to Hasbro’s business model nor the omni-channel storytelling strategy so central to our success. We strongly agree with Glass Lewis that “[e]ven if [Alta Fox’s nominees] had the financial or capital allocation expertise touted by Alta Fox, we question what contributions they could make given their experience does not match Hasbro’s business verticals.” By contrast, Edward (Ted) Philip brings experience and expertise that is directly relevant to our industry and the future growth of our business. His skills and perspectives will be instrumental to the Board as we work with Chris to identify long-term growth opportunities, drive value creation and execute our strategy for Hasbro’s long-term success.

A vote FOR ALL Hasbro directors on the WHITE proxy card is the right path forward as we support Chris Cocks in the development of his strategic plan that will carry out the important work we have ahead of us while achieving our core goal to drive returns on behalf of all shareholders. We look forward to you joining us for our 2022 Annual Meeting in just a few days. Even if you plan to join us virtually for the meeting, please be sure to vote ahead of this meeting to ensure that your vote is received and counted. Every vote is important, no matter how big your position is in Hasbro.

VOTE THE WHITE PROXY CARD TODAY

The Board of Directors of Hasbro recommends shareholders vote “FOR ALL” the nominees proposed by the Hasbro Board at the upcoming annual meeting on the WHITE proxy card.

Please Vote Now Using One of the Following Methods
Vote by Internet Go to the website identified on the enclosed WHITE proxy card or voting instruction form	Vote by Phone Call the number on the enclosed WHITE proxy card or voting instruction form	Vote by Mail Mark, sign, date and return the enclosed WHITE proxy card or voting instruction form in the accompanying postage-paid pre-addressed envelope

We encourage shareholders NOT to sign, return or vote any gold proxy card sent to you by Alta Fox. Only the latest dated proxy card will count at Hasbro’s 2022 annual meeting. Shareholders who have any questions or need assistance voting may contact the Company’s proxy solicitors, Innisfree M&A Incorporated, toll-free at 1 (877) 825-8971, or Morrow Sodali LLC, toll-free at 1 (800) 662-5200.

Thank you for your continued support of Hasbro.

Sincerely,

The Hasbro Board of Directors

About Hasbro

Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to making the world a better place for all children, fans and families. Hasbro delivers immersive brand experiences for global audiences through consumer products, including toys and games; entertainment through eOne, its independent studio; and gaming, led by the team at Wizards of the Coast, an award-winning developer of tabletop and digital games best known for fantasy franchises MAGIC: THE GATHERING and DUNGEONS & DRAGONS.

The company’s unparalleled portfolio of approximately 1,500 brands includes MAGIC: THE GATHERING, NERF, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, DUNGEONS & DRAGONS, POWER RANGERS, PEPPA PIG and PJ MASKS, as well as premier partner brands. For the past decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media and one of the World’s Most Ethical Companies by Ethisphere Institute. Important business and brand updates are routinely shared on our Investor Relations website, Newsroom and social channels (@Hasbro on Twitter, Instagram, Facebook and LinkedIn.)

© 2022 Hasbro, Inc. All Rights Reserved.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements may include statements concerning: the impact and contributions of our new director appointments, and our ability to achieve our financial and business plans, goals and objectives, including achieving long-term sustainable profitable growth and long-term value for shareholders. Specific factors that might cause such a difference include those risks detailed from time to time in Hasbro’s filings with the SEC. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this communication. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication. You should not place undue reliance on forward-looking statements.

Additional Information and Where to Find It

Hasbro has filed with the SEC a definitive proxy statement on Schedule 14A on April 25, 2022, containing a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for Hasbro’s 2022 annual meeting of shareholders (the “2022 annual meeting”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY HASBRO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Hasbro free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Hasbro are also available free of charge by accessing Hasbro’s website at www.hasbro.com.

Participants to the Solicitation

Hasbro, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Hasbro in connection with matters to be considered at the 2022 annual meeting. Information about Hasbro’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in Hasbro’s definitive proxy statement for the 2022 annual meeting, which was filed with the SEC on April 25, 2022. To the extent holdings of Hasbro securities reported in the definitive proxy statement for the 2022 annual meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

HAS-IR
HAS-C

Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Media: Carrie Ratner | Hasbro, Inc. | (401) 556-2720 | carrie.ratner@hasbro.com

The following is an advertisement by Hasbro appearing on LinkedIn beginning on May 31, 2022.

Recently, leading independent proxy advisory firms Institutional Shareholder Services and Glass Lewis announced their recommendations that Hasbro shareholders vote for the WHITE proxy card, stating that the dissident nominees lack relevant experience for Hasbro’s business model and strategy. Learn more about the qualifications of our Board, the strength of our Brand Blueprint and how we are positioned for long-term value creation. Important information: [Link to Hasbro website containing information filed herein under cover of Schedule 14A]

The following is an advertisement by Hasbro (@Hasbro) appearing on Twitter beginning on May 31, 2022.

Recently, leading independent proxy advisors @issgovernance and @GlassLewis recommended @Hasbro shareholders back the WHITE proxy card, stating that the dissident nominees lack relevant experience for Hasbro’s business model and strategy. Important information: [Link to Hasbro website containing information filed herein under cover of Schedule 14A]

On May 31, 2022, Hasbro updated its website www.HasbroGamePlan.com, which contains information relating to Hasbro’s 2022 annual meeting of shareholders. A copy of the updated website content (other than that previously filed or filed herein under cover of Schedule 14A) can be found below.

Hasbro Home Our Board & Leadership Shareholder Resources How To Vote   Vote for Hasbro's Board of Directors  Hasoro's highly skilled Board, with expertise and experience directly relevant to overseeing Hasbro's world class portfolio of assets across multiple play and entertainment categories, is maximizing value for all shareholders.

Alta Fox is attempting to install three dissident director nominees who lack any relevant industry expertise to push an agenda to spin off the Wizards of the Coast business (''Wizards''). We believe this proxy fight is ill-timed, Alta Fox's agenda will not create value for shareholders and its nominees offer no beneficial experience to Hasbro's Board or the Company.  Alta Fox's campaign, which began just days after the passing of our long-time CEO Brian Goldner, is a distraction at a time when our new CEO should be given a chance to focus solely on our business for the benefit of all our stakeholders The proposal to spin off Wizards would not create value and illustrated clear misunderstandings of our significant investment (over $7 billion in the last five years), support from the Board in growing the Wizards business (750% growth in MAGIC THE GATHERING alone in the last five years), benefits Wizards receives from being part of Hasbro and the ability of our Brand Blueprint strategy to drive the future performa nee of Wizards and the entirety of Hasbro's business  Chris Cocks's specific combination of expertise in both the Wizards business and the next generation of gaming makes him ideally positioned to develop, in conjunction with the Board, the strategy for the future of Hasbro.  The Board fully supports Chris and believes that, given the opportunity to execute with such support, his forward-looking, consumer-focused strategy and gameplan will help create and drive long-term shareholder value in the best interests of ALL share holders. Vote the WHITE proxy card to support the Hasbro Board of Directors at the Company's annual meeting of shareholders on June 8, 2022.  Total shareholder return since Hasbro instituted the Brand Blueprint strategy 279%1  Board members with digital gaming, media or consumer products expertise 12 of 13  Amount invested in growing Wizards of the Coast over the last 5 years, driving 150% growth in MAGIC: THE GATHERING alone >$1 billion  l vs. 245% returned by the S&P 500 Consumer Durables index; 5/22/2008 through 4/22/2022

A Word from Hasbro's Board and CEO  Richard S. Stoddart Chair of the Board "I know I can speak for our full Board when I say we are thrilled to work closely with Chris to continue our terrific momentum and maximize value for our shareholders. He is absolutely the right choice to lead Hasbro at this time. The skills and experiences of our current Board perfectly complement Chris's passion for gaming, the consumer, multi-generational play and an exceptional ability to drive growth. It's truly a winning team."  Chris Cocks Chief Executive Officer  "The Board has been a great partner for me as President of Wizards of the Coast. They constantly push me to think bigger and have a growth mindset. They have really challenged me and the entire team to generate the highest and biggest POI impact for our fans and for our shareholders. As CEO I've had nothing but a great experience with them in my first hundred days since being announced. They've been very supportive of the new strategy shift that we're trying to drive and the big strategy review that we have under way with the senior management team."  Meet the Hasbro Board  Read Our Letters to Shareholders

The Board of Directors operates with the best interests of ALL shareholders in mind as evidenced by the thorough succession planning process that identified Chris Cocks as Hasbro's new CEO.  Hasbro's Board and management team regularly engage with our shareholders to hear their viewpoints regarding our Board of Directors and broader corporate strategy.  We are very disappointed that Alta Fox continues to be more interested in chasing headlines and making a name for its founder and fund than engaging constructively. It has used a cherry-picked narrative that is not representative of the actions our Board has taken to try to constructively and quickly resolve this matter in the best interests of all shareholders.  Our Board has independently and carefully considered the appropriateness of a spin-off of Wizards and found that a spin-off of Wizards would not create value for all shareholders. In our view it would limit growth and result in meaningful missed strategic and financial opportunities for both Wizards and the Hasbro business overall, in contrast to Alta Fox's thesis.  We encourage shareholders to support Chris in executing in his new role, employing the Wizards gameplan at Hasbro and enacting his vision, along with the full support of our highly skilled, diverse, proven and recently refreshed Board.

Latest News & Resources 05.31.22 May 31st Letter to Shareholders Press Release  05.27.22 Glass Lewis Recommends Shareholders Vote FOR ALL of Hasbro's Director Nominees Press Release 05.24.22 May 24th Letter to Shareholders Press Release  05.18.22 May 18th Letter to Shareholders Press Release 05.16.22 Hasbro Investor Presentation Presentation 05.16.22 Hasbro Files Investor Presentation for 2022 Annual Meeting Press Release 05.09.22 May 9th Letter to Shareholders Press Release 04.25.22 Hasbro Board of Directors Issues Letter to Shareholders Press Release 04.04.22 Elizabeth Hamren and Blake Jorgensen Join Hasbro's Board of Directors Press Release  View all shareholder resources

Contact us Get in touch  © 2022 Hasbro, Inc. All Rights Reserved. Privacy Policy Calif. Privacy Rights & Notices Terms of Use

Hasbro Home Our Board & Leadership Shareholder Resources How To Vote Important Information Regarding the Annual Meeting  Access the latest regulatory filings, press releases, shareholder letters and presentations Presentations 05.16.22 Hasbro Investor Presentation PDF 9.4MB

Press Releases 05.27.22 Glass Lewis Recommends Shareholders Vote FOR ALL of Hasbro's Director Nominees PDF 225KB 05.16.22 Hasbro Files Investor Presentation for 2022 Annual Meeting PDF 199KB 04.25.22 Hasbro Board of Directors Issues Letter to Shareholders Press Release 04.04.22 Elizabeth Hamren and Blake Jorgensen Join Hasbro's Board of Directors PDF 471KB 02.16.22 Hasbro Confirms Receipt of Director Nominations From Alta Fox PDF 33KB 01.05.22 Hasbro Names Chris Cocks as Chief Executive Officer PDF 32KB

Shareholder Letters 05.31.22 May 31st Letter to Shareholders PDF 211KB 05.24.22 May 24th Letter to Shareholders PDF 292KB 05.18.22 May 18th Letter to Shareholders PDF 490KB 05.09.22 May 9th Letter to Shareholders PDF 471KB 04.25.22 Letter to Shareholders PDF 80KB 04.04.22 Chris Cocks Letter to Shareholders PDF 142KB 04.04.22 Rich Stoddart Letter to Shareholders PDF 121KB

SEC Filings 04.25.22 Hasbro Files Definitive Proxy Statement and Issues Letter to Shareholders  Press Release 04.04.22 Appointment of Blake Jorgensen and Elizabeth Hamren to Hasbro's Board of Directors Press Release Contact us Get in touch  © 2022 Hasbro, Inc. All Rights Reserved. Privacy Policy Calif. Privacy Rights & Notices Terms of Use

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements may include statements concerning: the impact and contributions of our new director appointments, and our ability to achieve our financial and business plans, goals and objectives, including achieving long-term sustainable profitable growth and long-term value for shareholders. Specific factors that might cause such a difference include those risks detailed from time to time in Hasbro’s filings with the SEC. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this communication. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication. You should not place undue reliance on forward-looking statements.

Additional Information and Where to Find It

Hasbro has filed with the SEC a definitive proxy statement on Schedule 14A on April 25, 2022, containing a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for Hasbro’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY HASBRO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Hasbro free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Hasbro are also available free of charge by accessing Hasbro’s website at www.hasbro.com.

Participants to the Solicitation

Hasbro, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Hasbro in connection with matters to be considered at the 2022 Annual Meeting. Information about Hasbro’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in Hasbro’s definitive proxy statement for the 2022 Annual Meeting, which was filed with the SEC on April 25, 2022. To the extent holdings of Hasbro securities reported in the definitive proxy statement for the 2022 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.